For information, contact:

Craig Dynes

Chief Financial Officer

617-866-6020

craig.dynes@pega.com

Pegasystems Announces Restatement; Record Bookings and Revenues for 2006

CAMBRIDGE, Mass. - March 5, 2007 - Pegasystems Inc. (NASDAQ: PEGA), the leader in unified process and rules technology, today provided additional information regarding its previously announced review of the timing of revenue recognition for certain arrangements which include fixed-price services.

As a result of this review, on February 28, 2007, the Audit Committee of the Company's Board of Directors, upon the recommendation of the Company's management, concluded that the Company's previously issued financial statements for the years 2005, 2004, 2003, 2002 and 2001 (as well as the reports of the Company's independent registered public accounting firm for those years), the corresponding interim periods, and the first and second quarters of 2006 should no longer be relied upon. The Company will be filing an amendment to its Annual Report on Form 10-K for 2005 to restate financial statements and other financial information for the years 2005, 2004 and 2003, and financial information for the years 2002 and 2001, and for each of the quarters in the years 2005 and 2004. In addition, the Company will be filing amendments to its Quarterly Reports on Form 10-Q for the first and second quarters of 2006 to restate the financial statements for those periods.

The restatement will correct the timing of revenue recognition, which will shift revenue, expenses and operating income between quarterly and annual periods. As previously disclosed, the Company expects that not more than $2 million of revenue previously reported through June 30, 2006 will be deferred into the third quarter of 2006 or future periods. The Company's expectation regarding the maximum amount of revenue deferral is not indicative of the total impact on net income or revenue in any particular quarter or year for the periods affected by the restatement.

Craig Dynes, the Company's Chief Financial Officer, said, "This accounting review did not relate to any improprieties involving the arrangements at issue, but rather the timing of revenue recognition for these arrangements. License signings in 2006 were the highest in the Company's history, with the dollar value of total license signings in 2006 up approximately 65 percent from 2005. Our total revenue for 2006 is expected to be the highest in the Company's history and cash flow from operating activities for 2006 is expected to be approximately $20 million. The Company ended 2006 with $127 million in total cash and investments, an increase of $12 million from the end of 2005."

Alan Trefler, the Company's Chief Executive Officer, added, "In 2006, Pegasystems continued to have great success in the healthcare, financial services and insurance industries with the greatest number of new customer sales as well as the greatest number of sales to existing accounts in the Company's history. Our success was recognized by both Gartner and Forrester analysts who highlighted Pegasystems as a leader in both Business Rules Engines and Business Process Management. In addition, eWeek named our 5.1 release of PegaRULES Process Commander as a "Top Product of 2006". Lastly, in the fall, Pegasystems hosted the largest BPM customer event ever, PegaWORLD, with nearly 600 attendees from 115 companies representing 10 countries with presentations from 32 industry thought leaders."

As previously announced, the Company is currently not in compliance with NASDAQ Marketplace Rule 4310(c)(14) because it has not yet filed its Quarterly Report on Form 10-Q for the third quarter of 2006. The NASDAQ Listing Qualifications Panel has granted the Company's request for continued listing of its shares on The NASDAQ Global Select Market, subject to the condition that the Company file such report by March 16, 2007. At this time, the Company does not expect to be able to file such Form 10-Q or its Form 10-K for 2006 by the required deadline of March 16, 2007. The Company intends to request an extension of the March 16, 2007 deadline from the NASDAQ Listing Qualifications Panel in order to maintain the listing of its shares until such time as the Company can regain compliance with NASDAQ's filing requirement.

The results set forth in this press release, including expected restatement impacts, are preliminary and unaudited, and subject to change as a result of any adjustments arising from the restatement process.

Forward-Looking Statements

Certain statements contained in this press release may be construed as "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 including without limitation the impact of a restatement of the Company's previous financial statements and our expectations regarding the timing of our future filings with the Securities and Exchange Commission. The words "anticipate," "continue," "expect," and "will," and similar expressions, among others, identify forward-looking statements, which speak only as of the date the statement was made. These statements are based on current expectations and assumptions and involve various risks and uncertainties, which could cause the Company's actual results to differ from those expressed in such forward-looking statements. These risks and uncertainties include those relating to the Company's restatement described in this press release, including, without limitation, uncertainty regarding the specific adjustments to be made to the previously issued financial statements, being restated and the time required to complete these adjustments and file our Quarterly Report on Form 10-Q for the third quarter of 2006 and our Annual Report on Form 10-K for 2006, the possibility that the Company will be delisted from the NASDAQ Global Select Market due to its inability to timely file periodic reports, the possibility that other claims and proceedings will be commenced, including shareholder litigation and/or additional action by the Securities and Exchange Commission or other regulatory agencies, and any other adverse effect on the Company's business and market price of its securities arising from any negative publicity related to the restatement. For information regarding other factors which could cause the Company's actual results to differ materially from any forward-looking statements contained in this press release is contained in the Company's most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K and other recent filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release represent the Company's views as of March 5, 2007. Investors are cautioned not to place undue reliance on such forward-looking statements. Although subsequent events may cause the Company's view to change, the Company does not undertake and specifically disclaims any obligation to publicly update or revise these forward-looking statements whether as the result of new information, future events or otherwise. The statements should therefore not be relied upon as representing the Company's view as of any date subsequent to March 5, 2007.

About Pegasystems

Pegasystems Inc. (NASDAQ: PEGA) provides software to automate complex, changing business processes. Pegasystems, the leader in unified process and rules technology, gives business people and IT departments the ability to use best processes across the enterprise and outperform their competition.

Our new class of Business Process Management (BPM) technology makes enterprise systems easy to use and easy to change. By automating policy manuals, system specifications and lines of manual coding with dynamically responsive updates, Pegasystems powers the world's most sophisticated organizations to Build for Change™.

Pegasystems' award-winning, standards-based BPM suite is complemented with best-practice solution frameworks to help leaders in the financial services, insurance, healthcare, life sciences, government and other markets drive growth and productivity.

Headquartered in Cambridge, Mass., Pegasystems has regional offices in North America, Europe and the Pacific Rim. For more information, visit www.pega.com.

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